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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated May     , 2007 relating to the consolidated financial statements and the related financial statement schedule of The Ensign Group, Inc. (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes explanatory paragraphs (i) referring to adoption of the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment effective January 1, 2006 and (ii) referring to the restatement of the consolidated balance sheet as of December 31, 2005 and the related consolidated statement of cash flows for the two years then ended as discussed in Note 17) appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP Costa Mesa, California May 11, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM